Exhibit 18

                             SOLICITED ON BEHALF OF
                      ARIE GENGER AND BARNARD J. GOTTSTEIN

                            ESC MEDICAL SYSTEMS LTD.

                                 REVOCABLE PROXY

     The undersigned shareholder of ESC MEDICAL SYSTEMS LTD., an Israeli corporation (the "Company"), hereby appoints Michael Zellermayer or, in his absence, Avi D. Pelossof or, in their absence, Yoram Ashery (of Zellermayer & Pelossof, Advocates, Tel Aviv, Israel, the legal representatives of Messrs. Genger and Gottstein), as proxies for the undersigned, each with full power of substitution, to act at an Extraordinary General Meeting (within the meaning of such term under the Company's Articles of Association and/or Section 109 or
Section 110 of the Israel Companies Ordinance ("Section 109/110")) of the Company to be convened on June 2, 1999, and at any adjournment(s) or postponement(s) thereof (except for adjournment(s) for absence of quorum at a Meeting convened pursuant to Section 109/110), for the purpose of removing any or all of the then-current directors from the Board of Directors of the Company (the "Board") (other than Thomas Hardy and Shimon Eckhouse), including all directors who shall be appointed through the date of such Extraordinary General Meeting, if any, and electing the nominees set forth below to the Board, and to transact such other business as may properly come before such Meeting and any adjournment(s) or postponement(s) thereof (except for adjournment(s) for absence of quorum at a Meeting convened pursuant to Section 109/110). The undersigned further agrees that, at any such Extraordinary General Meeting and at any adjournment(s) or postponement(s) thereof (except for adjournment(s) for absence of quorum at a Meeting convened pursuant to Section 109/110), Mr. Zellermayer or, in his absence, Mr. Pelossof or, in their absence, Mr. Ashery, shall be entitled to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Extraordinary General Meeting and otherwise to represent the undersigned at the Extraordinary General Meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares for such Meeting. This proxy will be voted FOR proposal 1 set forth as follows, and, in the event that any matters properly come before such Meeting, it is the intention of Mr. Zellermayer or, in his absence, Mr. Pelossof or, in their absence, Mr. Ashery, to vote such proxies in accordance with their respective discretionary authority, as the case may be, to act in their respective best judgment, as the case may be:

1. To remove all directors of the Board of Directors of the Company (other than Thomas Hardy and Shimon Eckhouse), including all directors who shall be appointed through the date of such Extraordinary General Meeting, if any, and to elect the following six directors to serve until the next annual general meeting and until their successors are duly elected and qualify, unless any office is vacated earlier pursuant to the relevant provisions of the Articles of Association of the Company. Neither Messrs. Genger nor Gottstein are aware of any reason why any nominee, if elected, should be unable to serve as a director. If any of the nominees are unable to serve, Mr. Zellermayer or, in his absence, Mr. Pelossof or, in their absence, Mr. Ashery, will vote the shares FOR the election of such other nominees as such proxies will select in accordance with their respective discretionary authority.

     Nominees: Aharon Dovrat, Philip Friedman, Darrell S. Rigel, M.D., S.A.
               Spencer, Mark H. Tabak and Professor Zehev Tadmor.

     [ ]  FOR ALL NOMINEES                   [ ]  WITHHOLD AS TO ALL NOMINEES

     FOR ALL NOMINEES(S) (Except as written below)

     ________________________________________________________________

     ________________________________________________________________


2. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof (except for adjournment(s) for absence of quorum at a Meeting convened pursuant to Section 109/110).

     The undersigned may revoke his or her instrument appointing a proxy at any time before voting by filing a notice of revocation with Mr. Zellermayer, Mr. Pelossof or Mr. Ashery, by filing a later dated instrument appointing a proxy with Mr. Zellermayer, Mr. Pelossof or Mr. Ashery or by voting in person at the Extraordinary General Meeting. Any notice of revocation and any later dated instrument appointing a proxy filed with Mr. Zellermayer, Mr. Pelossof or Mr. Ashery will be forwarded to the Company.

     In furtherance of this proxy, the undersigned is executing an Instrument of Appointment set forth below in accordance with Article 33 of the Articles of Association of the Company. A copy of any executed proxy and Instrument of Appointment will be made available to the chairman of the Extraordinary General Meeting and will be voted in accordance with any instructions given herein.


                               Page 29 of 37 Pages
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                            INSTRUMENT OF APPOINTMENT

     The undersigned, of the address specified below, being a member of ESC Medical Systems Ltd. hereby appoint Michael Zellermayer and, in Mr. Zellermayer's absence from any Extraordinary General Meeting for which this Instrument of Appointment is being executed, Avi D. Pelossof and, in their absence, Yoram Ashery, of Zellermayer & Pelossof Advocates, Europe House, 37 King Shaul Boulevard, Tel-Aviv, Israel 64928 (the legal representatives of Messrs. Genger and Gottstein), as my proxies to vote for me and on my behalf, each with full power of substitution to act at the Extraordinary General Meeting of the Company to be convened on June 2, 1999, or a substitute date to be specified by the Company or Messrs. Genger and Gottstein for an Extraordinary General Meeting instead of such meeting, and at any adjournment(s) or postponement(s) thereof (except for adjournment(s) for absence of quorum at a Meeting convened pursuant to Section 109/110 of the Israel Companies Ordinance).

Signed this ____ day of ____________ , 1999.


               Signature of Appointer___________________________________________

               Signature of Appointer, if held jointly__________________________

               Address of Appointer_____________________________________________


Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.

     Any questions or requests for assistance or additional copies of this Open Letter to Shareholders, the Revocable Proxy and Instrument of Appointment, the Proxy Information Statement and any other related materials may be directed to the Information Agent at the address and telephone number set forth below. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning Mr. Genger's and Mr. Gottstein's proposal (the "Proposal").

                   The Information Agent for the Proposal is:

                                    MacKenzie
                                 Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                          (212) 929-5500 (Call Collect)
                                       or
                         Call Toll-free: (800) 322-2885

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